UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 1, 2021

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1891 Metro Center Drive	Reston	,	VA		20190
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced in a Form 8-K filed on January 8, 2021, effective December 1, 2021, Maximus, Inc. (the "Company") appointed David Mutryn as its Chief Financial Officer and Principal Financial Officer to replace Richard Nadeau.
Mr. Mutryn's annual base salary is $475,000, and his target for the Executive Bonus Program ("EBP") is 65% of his base salary. He will be eligible for EBP and long-term equity awards and will participate in the Income Continuity Plan on the same terms and conditions applicable to other executives of the Company.
Also effective December 1, 2021, Maximus appointed Theresa Golinvaux, age 47, as its Principal Accounting Officer. Ms. Golinvaux has served as the Company’s Senior Vice President, Corporate Controller, since 2020. From 2019 to 2020, she served as Senior Vice President, Corporate Controller, for ICF International, Inc. From 2018 to 2019, she served as Vice President, Corporate Controller, at Engility Corporation, and from 2016 to 2018 she served as Corporate Controller at Vencore Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: December 1, 2021	/s/ David R. Francis
David R. Francis
General Counsel and Secretary

2